CHARTER FOR THE AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

May 1, 2013

Prepared by: Todd Heinzl

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CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

CAR CHARGING GROUP, INC.

PURPOSE:

The Audit Committee of the Board of Directors (the “Board”) of Car Charging Group, Inc. (the “Corporation”) will make such examinations as are necessary to monitor the corporate financial reporting and external audits of the Corporation and its subsidiaries; to provide to the Board the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to nominate independent auditor; and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters requiring Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee shall consist of at least three (3) members of the Board, all of whom shall be independent directors in accordance with Rule 10A-3 under the Securities Exchange Act of 1934 (subject to any applicable exemptions) and as specified in Section 803B(4) of the Company Guide of the NYSE AMEX Stock Market Rules. Each member shall, in the judgment of the Board, have the ability to read and understand the Corporation’s basic financial statements. At least one member of the Audit Committee shall, in the judgment of the Board, be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with NYSE AMEX LLC listing standards. The members of the Audit Committee will be appointed by and will serve at the discretion of a majority of the Board.

No member of the Audit Committee shall receive any compensation from the corporation other than his or her director fees, benefits and expense reimbursement.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

1. Reviewing with management and the independent auditor on a continuing basis the adequacy of the Corporation's system of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent Auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon) of the Corporation and its subsidiaries.

2. Reviewing the independent auditor’s proposed audit scope and approach.

3. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvement provided to management by the independent auditor.

4. Reviewing the performance of the independent auditor.

5. Recommending the appointment of independent auditor to the Board, setting the independent auditor’s compensation and pre-approving all audit services provided by the independent auditor.

6. Pre-approving all audit and permitted non-audit and tax services to be performed by the independent auditor and establishing policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

7. Reviewing with management and the independent auditor the annual and quarterly financial statements of the Corporation including (a) the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) any material changes in accounting principles or practices used in preparing the financial statement prior to the filing of a report on Form 10-K or Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”); and (c) items required by Statement of Auditing Standards 61 and Statement of Auditing Standards 71 in the case of the quarterly statements.

8. Reviewing before release the un-audited quarterly operating results in the Corporation's quarterly earnings release, financial information and earning guidance provided to analysts.

9. Overseeing compliance with SEC requirements for disclosure of auditor’s services and Audit Committee members and activities;

10. Reviewing management's monitoring of compliance with the Corporation's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

11. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Corporation's financial statements;

12. Providing oversight and review of the Corporation's asset management policies, including an annual review of the Corporation's investment policies and performance for cash and short-term investments;

13. If necessary, instituting special investigations and, if appropriate hiring special counsel or experts to assist, for which the Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to all advisors hired by the Committee.

14. Reviewing related party transactions for potential conflicts of interest;

15. Obtaining a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with such issues, and (d) all relationships between the independent auditor and the Corporation;

16. Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Corporation’s accounting, internal controls, and auditing matters;

17. Establishing policies for the hiring of employees and former employees of the independent auditor;

18. Conducting an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter; and,

19. Performing other oversight functions as requested by the full Board.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will Report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

The Board of Directors shall designate a member of the Audit Committee as the Chairperson.

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance. A majority of the members of the Audit Committee, present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute a quorum.

The Audit Committee shall report regularly to the Board of Director of Car Charging Group, Inc. regarding its actions and make recommendations to the Board as appropriate.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Corporation at least annually to review the financial affairs of the Corporation.

The Audit Committee will meet with the independent auditor of the Corporation, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

REPORTS:

The Audit Committee will record its summaries of recommendations to the Board in written form, which will be incorporated as a part of the minutes of the meeting of the Board at which those recommendations are presented.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.